UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 31, 2006

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)
Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649

(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

          On January 31, 2006, Foster Wheeler Italiana S.p.A., (“FWI”) a subsidiary of Foster Wheeler Ltd. (the “Company”) entered into a binding Preliminary Sale and Purchase Agreement (the “Purchase Agreement”) with two companies belonging to the Merloni Group (collectively referred to as “Merloni”), FWI’s joint venture partners in MF Power S.r.l., a special purpose joint venture company dedicated to the development, construction and operation of wind farm projects in Italy (“MFP”). Pursuant to the Purchase Agreement, FWI, owner of a 49% equity interest in MFP, will acquire from Merloni the remaining 51% equity interest in MFP for a purchase price of €18.8 million, or approximately $22.5 million at current exchange rates, of which €15.4 million (approximately $18.4 million at current exchange rates) is payable at closing and €3.4 million (approximately $4.1 million at current exchange rates) is due to Merloni upon start of construction of one of the three wind farms being developed by MFP. The purchase price is subject to various adjustments based on the net financial position of MFP at the closing date (including timing of drawdown of project debt and distributions of excess cash of MFP to the shareholders). Assuming MFP's excess cash is distributed prior to closing, the adjusted purchase price to be paid by FWI to Merloni at closing is currently estimated to be approximately €8 to €9 million (approximately $9.6 million to $10.8 million at current exchange rates). Finally, FWI expects MFP to have borrowed on or before the expected closing date approximately €26 million, or approximately $31.2 million at current exchange rates, in non-recourse debt. Following the completion of the acquisition, FWI and the Company will fully consolidate the financial results of MFP, including the non-recourse debt, in the Company’s consolidated financial statements.

          In addition to the joint venture partnership and to the transaction described above, FWI and Merloni are also joint venture partners in two Italian companies which own and operate gas fired cogeneration power plants with a total installed capacity of approximately 300 MW.

          The Purchase Agreement contains customary representations and warranties, with completion of the transaction subject to the satisfaction of customary closing conditions. The transaction is expected to close in March 2006 with the execution of a final sale and purchase agreement.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

	By:	/s/ Lisa Fries Gardner

DATE: February 6, 2006		Lisa Fries Gardner
Vice President and Secretary